Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Franklin Resources, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2011. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
September 19, 2012